                                                                    EXHIBIT 99.2

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 11K

                 ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended June 30, 1997


     A. Full title of plan and the address of the plan, if different from that of the issuer:

    THE STANDARD PRODUCTS COMPANY (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388
             COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:


                         THE STANDARD PRODUCTS COMPANY
                2401 SOUTH GULLEY ROAD, DEARBORN, MICHIGAN 48124

                              REQUIRED INFORMATION


     Financial Statements:

     Report of Independent Public Accountants

     Statement of Net Assets Available for Plan Benefits
     --As of June 30, 1997
     --As of June 30, 1996

     Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended June 30, 1997

     Notes to Financial Statements

     I   - Schedule of Assets Held for Investment Purposes as of June 30, 1997

     II  - Schedule of Reportable Transactions for the Year Ended June 30, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of The Standard Products Company (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan Committee, as administrator of The Standard Products Company (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan, have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                        The Standard Products Company
                                        (Gaylord, Michigan Plant) UAW Local 388
                                        Collectively Bargained Savings and
                                        Retirement Plan




Date:  December 22, 1997                By:   /s/ Bernard J. Theisen
                                           ----------------------------
                                              Committee Member

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                         INDEX TO FINANCIAL STATEMENTS





Report of Independent Public Accountants


Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997

  Statement of Net Assets Available for Plan Benefits as of June 30, 1996 (unaudited)

  Statement of Changes in Net Assets Available for Plan Benefits for the
Year
    Ended June 30, 1997

Notes to Financial Statements


Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1997

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1997

                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of THE STANDARD PRODUCTS COMPANY (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (the Plan) as of June 30, 1997, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits. The financial statement of the Plan as of June 30, 1996 was not audited by us, and accordingly, we do not express an opinion on it.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1997, and the changes in net assets available for plan benefits for the year ended June 30, 1997 in conformity with general accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                /s/ Arthur Andersen LLP


Detroit, Michigan
  December 8, 1997.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AS OF JUNE 30, 1997



                                                                             Participant Directed
                                                       ----------------------------------------------------------------
                                                        Common                     Short             Investment
                                                        Stock    Equity    Index   Term    Balanced  Contract    Participant
                                                         Fund    Fund      Fund    Fund    Fund      Fund           Loans
                                                       --------  ----      -----  -------  ----      ----        ------------
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund      $205,011  $      -  $   -   $     -   $      -   $       -   $       -
  Vanguard Windsor II                                         -   312,609      -         -          -           -           -
  Vanguard Index Trust-500 Portfolio                          -         -    270         -          -           -           -
  Vanguard Money Market Reserves-Prime Portfolio              -         -      -    34,081          -           -           -
  Vanguard STAR Fund                                          -         -      -         -    133,953           -           -
  Vanguard Retirement Savings Trust                           -         -      -         -          -      61,789           -
  Participant Notes Receivable                                -         -      -         -          -           -      19,868
                                                       --------  --------  -----   -------   --------   ---------   ---------
        Total investments                               205,011   312,609    270    34,081    133,953      61,789      19,868
                                                       --------  --------  -----   -------   --------   ---------   ---------
RECEIVABLES
  Employer's contributions                                    -         -      -         -          -           -           -
  Employees' contributions                                5,046    12,457    702       989      6,091       1,872           -
  Interest and dividends                                  1,332         -      -         -          -           -           -
  Loan repayments                                             -         -      -         -          -           -           -
                                                       --------  --------  -----   -------   --------   ---------   ---------
        Total receivables                                 6,378    12,457    702       989      6,091       1,872
                                                       --------  --------  -----   -------   --------   ---------   ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                 $211,389  $325,066  $ 972   $35,070   $140,044   $  63,661   $  19,868
                                                       ========  ========  =====   =======   ========   =========   =========

                                                                           Non-Participant Directed
                                                       ---------------------------------------------------------------
                                                         Common                       Short               Investment
                                                         Stock     Equity   Index      Term     Balanced  Contract
                                                          Fund     Fund      Fund      Fund     Fund      Fund        Total
                                                        --------   ----     ------  ----------  ----      ----        -----
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund       $ 108,690  $     -  $    -   $     -     $   -     $     -    $ 313,701
  Vanguard Windsor II                                           -        -       -         -         -           -      312,609
  Vanguard Index Trust-500 Portfolio                            -        -       -         -         -           -          270
  Vanguard Money Market Reserves-Prime Portfolio                -        -       -         -         -           -       34,081
  Vanguard STAR Fund                                            -        -       -         -         -           -      133,953
  Vanguard Retirement Savings Trust                             -        -       -         -         -           -       61,789
  Participant Notes Receivable                                  -        -       -         -         -           -       19,868
                                                        ---------  -------  ------  --------     -----     -------    ---------
       Total investments                                  108,690        -       -         -         -           -      876,271
                                                        ---------  -------  ------  --------     -----     -------    ---------
RECEIVABLES
  Employer's contributions                                  6,464        -       -         -         -           -        6,464
  Employees' contributions                                      -        -       -         -         -           -       27,157
  Interest and dividends                                      731        -       -         -         -           -        2,063
  Loan repayments                                               -        -       -         -         -           -            -
                                                        ---------  -------  ------  --------     -----     -------    ---------
       Total receivables                                    7,195        -       -         -         -           -       35,684
                                                        ---------  -------  ------  --------     -----     -------    ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                  $ 115,885       $-  $    -  $      -     $   -     $     -    $ 911,955
                                                        =========  =======  ======  ========     =====     =======    =========

    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              AS OF JUNE 30, 1996
                                  (UNAUDITED)






                                                                           Participant Directed
                                                   ---------------------------------------------------------------------
                                                    Common                        Short            Investment
                                                    Stock       Equity    Index   Term  Balanced   Contract    Participant
                                                     Fund       Fund      Fund    Fund     Fund       Fund        Loans
                                                   --------     ----      -----  -------   ----       ----        -----
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund  $149,011  $      -   $  -  $     -  $      -   $       -   $      -
  Vanguard Windsor II                                     -   131,274      -        -         -           -          -
  Vanguard Fixed Rate GIC Fund                            -         -      -        -         -           -          -
  Vanguard Money Market Reserves-Prime Portfolio          -         -      -   30,473         -           -          -
  Vanguard STAR Fund                                      -         -      -        -         -           -          -
  Vanguard Index Trust-500 Portfolio                      -         -      -        -    66,926           -          -
  Vanguard Investment Contract Trust                      -         -      -        -         -      65,071          -
  Participant Notes Receivable                            -         -      -        -         -           -          -
                                                   --------  --------   ----  -------  --------   ---------  ---------
      Total investments                             149,011   131,274      -   30,473    66,926      65,071          -
                                                   --------  --------   ----  -------  --------   ---------  ---------
RECEIVABLES
  Employer's contributions                                -         -      -        -         -           -          -
  Employees' contributions                            4,528     6,835      -      900     3,140       1,281          -
  Interest and dividends                              1,108         -      -        -         -           -          -
                                                   --------  --------   ----  -------  --------   ---------  ---------
        Total receivables                             5,636     6,835      -      900     3,140       1,281          -
                                                   --------  --------   ----  -------  --------   ---------  ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS             $154,647  $138,109   $  -  $31,373  $ 70,066   $  66,352  $       -
                                                   ========  ========   ====  =======  ========   =========  =========

                                                                  Non-Participant Directed
                                                    -----------------------------------------------------
                                                    Common                    Short            Investment
                                                     Stock   Equity   Index   Term   Balanced  Contract
                                                     Fund    Fund      Fund   Fund   Fund      Fund        Total
                                                    -------  ----     ------  -----  ----      ----        -----
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund   $54,515   $    -   $   -   $  -    $    -   $    -    $ 203,526
  Vanguard Windsor II                                     -    1,609       -      -         -        -      132,883
  Vanguard Fixed Rate GIC Fund                            -        -       -      -         -        -            -
  Vanguard Money Market Reserves-Prime Portfolio          -        -       -    444         -        -       30,917
  Vanguard STAR Fund                                      -        -       -      -         -        -            -
  Vanguard Index Trust-500 Portfolio                      -        -       -      -       953        -       67,879
  Vanguard Investment Contract Trust                      -        -       -      -         -      721       65,792
  Participant Notes Receivable                            -        -       -      -         -        -            -
                                                    -------  -------   -----   ----    ------   ------    ---------
       Total investments                             54,515    1,609       -    444       953      721      500,997
                                                    -------  -------   -----   ----    ------   ------    ---------
RECEIVABLES
  Employer's contributions                            1,989      170       -      -        74        4        2,237
  Employees' contributions                                -        -       -      -         -        -       16,684
  Interest and dividends                                408        -       -      -         -        -        1,516
                                                    -------  -------   -----   ----    ------   ------    ---------
 Total receivables                                    2,397      170       -      -        74        4       20,437
                                                    -------  -------   -----   ----    ------   ------    ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS              $56,912   $1,779   $   -   $444    $1,027   $  725    $ 521,434
                                                    =======  =======   =====   ====    ======   ======    =========


    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1997






                                                             Participant Directed
                                  --------------------------------------------------------------------------
                                   Common                        Short               Investment
                                    Stock     Equity     Index    Term     Balanced    Contract   Participant
                                    Fund       Fund      Fund     Fund       Fund       Fund        Loans
                                  ---------    ----      ----   --------     ----       ----        -----
ADDITIONS:
  Contributions-
    Employer's                    $      -   $      -   $    -  $     -   $      -    $     -     $      -
    Employees'                      58,721    113,621      964    8,732     52,618      16,092           -
                                  --------   --------   ------  -------   --------    --------    --------
          Total contributions       58,721    113,621      964    8,732     52,618      16,092           -
                                  --------   --------   ------  -------   --------    --------    --------
Net unrealized appreciation
  in fair value of investments      15,581     43,804        7        -     10,017           -           -
Realized gains                          67      1,984        -        -        357           -           -
Interest and dividends               4,814     13,853        1    1,660      8,937       3,550           -
Employee rollovers                       -     18,243        -        -          -           -           -
                                  --------   --------   ------  -------   --------    --------    --------
         Total additions            79,183    191,505      972   10,392     71,929      19,642           -
                                  --------   --------   ------  -------   --------    --------    --------
DEDUCTIONS:
  Benefit payments                  14,057      3,701        -    2,933        684       3,452           -
  Inter-divisional transfers out     1,308      2,939        -       87         19       9,049           -
                                  --------   --------   ------  -------   --------    --------    --------
         Total deductions           15,365      6,640        -    3,020        703      12,501           -
                                  --------   --------   ------  -------   --------    --------    --------
INTERFUND TRANSFERS:                (7,076)     2,092        -   (3,675)    (1,248)     (9,832)     19,868

NET INCREASE                        56,742    186,957      972    3,697     69,978      (2,691)     19,868

NET ASSETS AT BEGINNING OF YEAR    154,647    138,109        -   31,373     70,066      66,352           -
                                  --------   --------   ------  -------   --------    --------  ----------
NET ASSETS AT END OF YEAR         $211,389   $325,066   $  972  $35,070   $140,044    $ 63,661  $   19,868
                                  ========   ========   ======  =======   ========    ========  ==========

                                                    Non-Participant Directed
                                   ----------------------------------------------------------
                                    Common                       Short             Investment
                                    Stock    Equity   Index      Term    Balanced  Contract
                                     Fund    Fund      Fund      Fund    Fund      Fund        Total
                                   --------  ----      ----     -------  ----      ----        -----
ADDITIONS:
  Contributions-
    Employer's                     $ 48,531  $ 1,409   $     -  $   27   $   549    $ 113       $  50,629
    Employees'                            -        -         -       -         -        -         250,748
                                   --------  -------   -------  ------   -------    -----       ---------
          Total contributions        48,531    1,409         -      27       549      113         301,377
                                   --------  -------   -------  ------   -------    -----       ---------
Net unrealized appreciation
  in fair value of investments        5,735        -         -       -         -        -          75,144
Realized gains                           16      213         -       -        42        -           2,679
Interest and dividends                2,165      215         -      17       130       28          35,370
Employee rollovers                        -        -         -       -         -        -          18,243
                                   --------  -------   -------  ------   -------    -----       ---------
          Total additions            56,447    1,837         -      44       721      141         432,813
                                   --------  -------   -------  ------   -------    -----       ---------
DEDUCTIONS:
  Benefit payments                    3,960       76         -      15         4        8          28,890
  Inter-divisional transfers out          -        -         -       -         -        -          13,402
                                   --------  -------   -------  ------   -------    -----       ---------
 Total deductions                     3,960       76         -      15         4        8          42,292
                                   --------  -------   -------  ------   -------    -----       ---------
INTERFUND TRANSFERS:                  6,486   (3,540)        -    (473)   (1,744)    (858)              -

NET INCREASE                         58,973   (1,779)        -    (444)   (1,027)    (725)        390,521

NET ASSETS AT BEGINNING OF YEAR      56,912    1,779         -     444     1,027      725         521,434
                                   --------  -------   -------  ------   -------    -----       ---------

NET ASSETS AT END OF YEAR          $115,885  $     -   $     -  $    -   $     -    $   -       $ 911,955
                                   ========  =======   =======  ======   =======    =====       =========

    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS



(1)  SUMMARY OF PLAN

      General

        The Standard Products Company (Gaylord, Michigan Plant) UAW
          Local 388 Company Collectively Bargained Savings and Retirement Plan (the Plan) is a defined contribution plan covering all employees who have completed the 90 day probationary period and are covered by the collectively bargained agreement between UAW Local 388 and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Administration

        The Plan is administered by The Standard Products Collectively
          Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

      Contributions

        Each year, participants may contribute up to 15 percent of their pretax compensation. The Company contributes 40 percent of the first 5 percent of base compensation that the participant contributes to the Plan. All employer matching contributions are invested in the Company Common Stock Fund.

      Participant Accounts

        Each participant's account is credited with the participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

      Vesting

        The participants are immediately vested in their contributions and the Company's contributions plus actual earnings thereon.

      Investment Options

        Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

          Company Common Stock Fund - This fund invests in common stock of The Standard Products Company.

          Equity Fund - This fund invests in the Vanguard Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



          Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

          Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

          Balanced Fund - This fund invests in the Vanguard STAR Fund which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

          Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

      Participant Notes Receivable

        Participants may borrow the lesser of 100 percent of their participant elected contributions account or 50 percent of the vested value of their entire account. In no event should the maximum loan exceed $50,000. The interest rate is established based on the prime rate and was 8.50 percent for all loans initiated during the Plan year. The loan repayment schedule can be no longer than 54 months. Principal and interest is paid ratably through payroll deductions.

      Payment of Benefits

        In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

      Termination of the Plan

        Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Accounting

          The accompanying financial statements are prepared on the accrual basis of accounting.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


      Investments

        The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1997 (audited) and 1996 (unaudited). Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1997, is presented in Schedule I.

        Purchases and sales of securities are recorded on a trade-date basis.
          Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

      Administrative Expenses

        The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

      Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FEDERAL INCOME TAXES

      The Internal Revenue Service has determined and informed the Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

      Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


(5)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

      The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:


                                                       June 30,
                                                 --------------------
                                                   1997       1996
                                                   ----       ----
Net assets available for benefits per the
  Financial statements                           $ 911,955  $ 521,434
Amounts allocated to withdrawing participants       10,682       -
                                                 ---------  ---------
Net assets available for benefits per Form 5500  $ 901,273  $ 521,434
                                                 =========  =========

The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:


                                                      Year Ended
                                                     June 30, 1997
                                                     -------------
Benefits paid to participants per the financial
  Statements                                             $28,890
Add- Amounts allocated to withdrawing participants
  at June 30, 1997                                        10,682
Less- Amounts allocated to withdrawing participants
  at June 30, 1996                                          -
                                                         -------
Benefits paid to participants per Form 5500              $39,572
                                                         =======

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                                                                      SCHEDULE I


                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                         EIN:  34-0549970 - PLAN:  014

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              AS OF JUNE 30, 1997







Shares/
Par Value                    Description                     Cost      Market
---------  ------------------------------------------------  ----      ------
   23,083  *The Standard Products Company Common Share Fund  $253,532  $313,701
   11,339  *Vanguard Windsor II                               259,558   312,609
        3  *Vanguard Index Trust-500 Portfolio                    263       270
   34,081  *Vanguard Money Market Reserves-Prime Portfolio     34,081    34,081
    7,730  *Vanguard STAR Fund                                122,241   133,953
   61,789  *Vanguard Retirement Savings Trust                  61,789    61,789
      N/A  Participant Loans, interest rate 8.50%              19,868    19,868
                                                             --------  --------
                    Total                                    $751,332  $876,271
                                                             ========  ========

                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II


                         THE STANDARD PRODUCTS COMPANY

                    (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                         EIN:  34-0549970 - PLAN:  014

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1997





During the year ended June 30, 1997, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1996:



                                                  Purchases                                       Sales
                          ---------------------------------------------------   -----------------------------------
                                                                   Current
                                                                   Value on
                            Number of      Shares/    Historical  Transaction     Number of     Shares/
Description               Transactions   Par Value      Cost         Date       Transactions  Par Value  Proceeds
-----------               ------------   ---------    ----------  -----------   ------------  ---------  --------
*The Standard Products
Company Common Share Fund     17          9,095       $116,712    $ 116,712         23          2,110    $26,629
*Vanguard Windsor II          19          6,452        158,822      158,822         10            870     22,159
*Vanguard STAR Fund           15          4,292         70,128       70,128          7            888     14,450
*Vanguard Retirement
Savings Trust                 27         19,195         19,195       19,195         16         14,150     14,150



                                           Sales (cont.)
                          ------------------------------------------
                                          Current
                                          Value on
                          Historical     Transaction
                             Cost           Date             Gain
                          ----------     -----------     -----------
*The Standard Products
Company Common Share Fund  $23,434        $26,629         $ 3,195
*Vanguard Windsor II        18,924         22,159           3,235
*Vanguard STAR Fund         13,793         14,450             657
*Vanguard Retirement
Savings Trust               14,150         14,150               -

                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.